Exhibit 99.1

Bristol Myers Squibb Reports Second Quarter Financial Results for 2026 and Raises Full-Year Outlook
Strong Performance Underscores Growth Portfolio Momentum and Pipeline Progress

•Second quarter revenues increased 6% (+5% Ex-FX) to $13.0 billion
◦Growth Portfolio revenues increased 15% (+14% Ex-FX) to $7.6 billion
•GAAP EPS was $1.62 and non-GAAP EPS was $2.04
•Raising 2026 revenue guidance to a range of ~$49.0 billion to $50.0 billion; Increasing non-GAAP EPS range to $6.75 to $7.00
(PRINCETON, N.J., July 30, 2026) – Bristol Myers Squibb (NYSE: BMY) today reports results for the second quarter of 2026.

“The Growth Portfolio continues to deliver, achieving 15% growth in the quarter, and represents an expanding share of our overall business," said Christopher Boerner, Ph.D., board chair and chief executive officer, Bristol Myers Squibb. "We are building from a position of strength and progressing a differentiated pipeline designed to generate long-term value. As a result of our consistent execution and continued momentum, we are raising our 2026 full-year outlook."

	Second Quarter Results
$ in millions, except per share amounts	2026	2025	Change	Change Excl. FX**
Total Revenues	$12,973	$12,269	6%	5%
Earnings/(Loss) Per Share - GAAP*	1.62	0.64	153%	N/A
Earnings/(Loss) Per Share - Non-GAAP*	2.04	1.46	40%	N/A
Acquired IPRD Charges and Licensing Income Net Impact on Earnings/(Loss) Per Share	0.01	(0.57)	N/A	N/A
*GAAP and Non-GAAP earnings/(loss) per share include the net impact of Acquired IPRD charges and licensing income.
**See "Use of Non-GAAP Financial Information".

SECOND QUARTER RESULTS*
•Growth Portfolio revenues of $7.6 billion increased 15%, or 14% Ex-FX. Revenue growth was primarily driven by Opdivo Qvantig, Reblozyl, Camzyos, Breyanzi and Opdualag.
•Legacy Portfolio revenues of $5.4 billion decreased 4%, or 5% Ex-FX. Demand increased for Eliquis, which was more than offset by expected continued generic impacts across the remainder of the Legacy Portfolio.
•Total revenues of $13.0 billion increased 6%, or 5% Ex-FX.
◦U.S. revenues of $9.0 billion increased 6%.
◦International revenues of $4.0 billion increased 6%, or 5% Ex-FX.
*All comparisons are made versus the same period in 2025 unless otherwise stated.

SECOND QUARTER PRODUCT REVENUE HIGHLIGHTS(e)

($ amounts in millions)	Quarter Ended June 30, 2026			% Change from Quarter Ended June 30, 2025			% Change from Quarter Ended June 30, 2025 Ex-FX**
	U.S.	Int'l	WW(d)	U.S.	Int'l	WW(d)	Int'l	WW(d)
Growth Portfolio
Opdivo	$1,417	$1,068	$2,485	(6)%	1%	(3)%	(1)%	(4)%
Opdivo Qvantig	206	55	261	>200%	>200%	>200%	>200%	>200%
Orencia	801	233	1,034	13%	(8)%	7%	(8)%	7%
Yervoy	481	288	769	7%	4%	6%	2%	5%
Reblozyl	593	142	735	31%	24%	29%	24%	29%
Breyanzi	354	131	484	39%	48%	41%	47%	41%
Opdualag	294	55	349	17%	72%	23%	65%	22%
Camzyos	310	105	416	45%	129%	60%	124%	59%
Zeposia	116	53	169	11%	17%	12%	14%	12%
Sotyktu	51	36	87	19%	30%	23%	27%	23%
Krazati	47	8	55	1%	>200%	14%	>200%	14%
Cobenfy	60	3	63	73%	>200%	81%	>200%	81%
Other Growth Products(a)	244	409	653	(1)%	32%	17%	32%	17%
Total Growth Portfolio	4,974	2,585	7,560	14%	15%	15%	13%	14%
Legacy Portfolio
Eliquis	3,357	1,124	4,481	27%	9%	22%	7%	21%
Revlimid	352	72	425	(52)%	(32)%	(49)%	(30)%	(49)%
Pomalyst/Imnovid	131	73	204	(78)%	(41)%	(71)%	(38)%	(71)%
Sprycel	52	35	88	(23)%	(32)%	(27)%	(30)%	(26)%
Abraxane	12	43	55	(62)%	(40)%	(47)%	(40)%	(47)%
Other Legacy Products(b)	112	58	170	12%	(53)%	(24)%	(53)%	(24)%
Total Legacy Portfolio	4,017	1,405	5,422	(4)%	(7)%	(4)%	(7)%	(5)%
Other Revenue(c)	—	(9)	(9)	N/A	N/A	N/A	N/A	N/A
Total Revenues	$8,991	$3,982	$12,973	6%	6%	6%	5%	5%
**    See "Use of Non-GAAP Financial Information".
(a)    Includes Abecma, Augtyro, Onureg, Inrebic, Nulojix, Empliciti and royalty revenues, including royalties received from Merck on Winrevair.
(b)    Includes other mature brands.
(c)    Includes revenue hedging activities in 2026.
(d)    Worldwide (WW) includes U.S. and International (Int'l).
(e)     For the above table and all subsequent tables, certain totals may not sum due to rounding. Percentages have been calculated using unrounded amounts.

SECOND QUARTER COST & EXPENSES
The table below presents selected line-item information.

	GAAP			Non-GAAP**

	Three months ended June 30,			Three months ended June 30,
($ amounts in millions)	2026	2025	Change	2026	2025	Change
Cost of products sold	$3,726	$3,372	11%	$3,711	$3,356	11%
Gross margin	71.3%	72.5%	(120) bps	71.4%	72.6%	(120) bps
Selling, general and administrative	1,826	1,713	7%	1,826	1,691	8%
Research and development	2,959	2,580	15%	2,316	2,263	2%
Acquired IPRD(a)	—	1,508	(100)%	—	1,508	(100)%
Amortization of acquired intangible assets	437	830	(47)%	—	—	N/A
Other (income)/expense, net	(61)	494	NM	126	(108)	NM
Effective tax rate	18.8%	25.9%	(710) bps	16.5%	16.1%	40 bps
** See "Use of Non-GAAP Financial Information" and refer to the Specified Items schedule below for further detail.
NM Not meaningful.
(a) Non-GAAP Acquired IPRD does not include adjustments to GAAP Acquired IPRD.

•Gross margin decreased from 72.5% to 71.3% on a GAAP basis, and from 72.6% to 71.4% on a non-GAAP basis, primarily reflecting a change in product mix.
•Selling, general and administrative expenses of $1.8 billion increased 7% on a GAAP basis and 8% on a non-GAAP basis, primarily driven by investments in new product launches.
•Research and development expenses of $3.0 billion increased 15% on a GAAP basis, primarily driven by the purchase of a priority review voucher and higher IPRD impairment charges in 2026. Non-GAAP research and development expenses of $2.3 billion increased 2%.
•Amortization of acquired intangible assets of $437 million decreased 47% on a GAAP basis, primarily driven by lower amortization expense related to Pomalyst.
•Other (income)/expense, net of $(61) million and $126 million on a GAAP and non-GAAP basis, respectively, reflects the expiry of royalty income on diabetes products at the end of 2025.
•Effective tax rate decreased from 25.9% to 18.8% on a GAAP basis and increased from 16.1% to 16.5% on a non-GAAP basis, primarily driven by jurisdictional earnings mix.
•Net income attributable to Bristol Myers Squibb of $3.3 billion, or $1.62 per share, increased from $1.3 billion, or $0.64 per share, on a GAAP basis. On a non-GAAP basis, net income attributable to Bristol Myers Squibb of $4.2 billion, or $2.04 per share, increased from $3.0 billion, or $1.46 per share. GAAP and non-GAAP EPS include the impacts of Acquired IPRD charges and licensing income.

PRODUCT AND PIPELINE UPDATES
Entries organized by date and inclusive of second quarter and recent updates.

Asset(s)	Date Announced	Milestone
Reblozyl® (luspatercept)	July 30
The U.S. Food and Drug Administration (FDA) accepted the supplemental Biologics License Application for Reblozyl with concomitant janus kinase inhibitor therapy in adult patients with myelofibrosis-associated anemia receiving red blood cell transfusions. The acceptance was supported by results from the Phase 3 INDEPENDENCE study. The FDA granted a Prescription Drug User Fee Act (PDUFA) date of March 11, 2027.

mezigdomide	July 13
The FDA accepted a New Drug Application for mezigdomide in combination with carfilzomib and dexamethasone (MeziKd) in patients with relapsed or refractory multiple myeloma (RRMM), granting a PDUFA date of May 13, 2027. The filing was based on the positive results from the Phase 3 SUCCESSOR-2 trial.

Mezigdomide is the second BMS CELMoD to be granted a PDUFA date this year for an RRMM indication, joining iberdomide, which has a PDUFA date of August 17, 2026.

izalontamab brengitecan (iza-bren)	June 2
Announced with SystImmune that SystImmune's parent company, Sichuan Biokin Pharmaceutical Co., Ltd., reported positive results from prespecified interim analyses of two Phase 3 studies evaluating iza-bren. In the studies, iza-bren achieved statistically significant and clinically meaningful improvements in overall survival and progression-free survival (PFS) in heavily pretreated, unresectable, locally advanced or metastatic triple-negative breast cancer and recurrent or metastatic esophageal squamous cell carcinoma.

Camzyos® (mavacamten)	June 1
The FDA accepted for priority review a supplemental New Drug Application (sNDA) for Camzyos as a potential treatment for adolescents ages 12 to <18 years with symptomatic obstructive hypertrophic cardiomyopathy. The sNDA submission was based on data from the Phase 3 SCOUT-HCM trial.

Opdivo® (nivolumab)	June 1
The European Commission (EC) approved Opdivo in combination with doxorubicin, vinblastine and dacarbazine for the treatment of adult and adolescent patients 12 years of age and older with previously untreated Stage III or IV classical Hodgkin Lymphoma. The EC approval is based on data from the Phase 3 SWOG 1826 (Study CA2098UT).

pumitamig	May 30
Interim Phase 2 data, announced with BioNTech SE, from the global Phase 2/3 ROSETTA Lung-02 trial evaluating pumitamig plus chemotherapy in patients with previously untreated advanced non-small cell lung cancer (NSCLC) demonstrated robust anti-tumor activity with high response rates observed in both non-squamous and squamous NSCLC and at each PD-L1 expression level.

mezigdomide	May 29
Announced positive results from the Phase 3 SUCCESSOR-2 trial of MeziKd versus carfilzomib and dexamethasone alone (Kd) in patients with RRMM. MeziKd demonstrated a clinically meaningful and statistically significant improvement in PFS, representing a 52% reduction in the risk of disease progression or death compared with Kd.

Sotyktu® (deucravacitinib)	May 8
The EC approved Sotyktu, alone or in combination with methotrexate, for the treatment of psoriatic arthritis (PsA) in adults who have had an inadequate response or who have been intolerant to a prior disease-modifying antirheumatic therapy. The EC approval is based on positive results from the pivotal POETYK PsA-1 and POETYK PsA-2 Phase 3 clinical trials.

Our Strategy
At Bristol Myers Squibb, our goal is to build a company that is financially strong and delivers industry-leading, sustainable growth into the 2030s and beyond.
As we advance our multi-year strategy to position the company for long-term growth, we are guided by the following priorities:
•Focusing R&D on high-impact, transformational medicines to treat life-threatening diseases;
•Embedding rigorous operational execution across the organization to build momentum in our Growth Portfolio comprised primarily of medicines early in their lifecycles; and
•Maintaining disciplined capital allocation to drive sustainable cash flow generation, balance sheet strength and long-term shareholder returns.

Business Development
The company recently entered into multiple transactions that strengthen its pipeline and operational capabilities.

In July 2026, the company announced an expansion of its existing collaboration with NVIDIA to deploy NVIDIA's newest AI infrastructure, Vera Rubin NVL72, for running predictive models at scale and training large AI models on BMS's own data. Through this latest agreement, BMS scientists have the potential to understand disease biology more deeply, design and test candidate molecules faster, and gain deeper insights from clinical outcomes sooner. We expect this to ensure the company can continue pursuing the right targets and advancing stronger candidates, ultimately working toward smarter, more targeted clinical trial design and earlier, better-informed decisions about which programs to move forward.

In May 2026, the company announced a strategic agreement with Anthropic to deploy Claude across Bristol Myers Squibb's research, clinical development, manufacturing, commercial and corporate functions. Claude will serve as the shared intelligence platform between enterprise functions, enabling the company to unlock its data and accelerate innovation.

Also in May 2026, the company entered into global strategic collaboration and licensing agreements with Hengrui Pharma to advance a portfolio of 13 early-stage programs in oncology, hematology and immunology. The collaboration furthers Bristol Myers Squibb's efforts to accelerate early-stage clinical development and make informed, responsible decisions that contribute to the company's growth potential.

Financial Guidance
Bristol Myers Squibb is increasing its full-year, non-GAAP revenue guidance from a range of approximately $46.0 billion to $47.5 billion to a range of approximately $49.0 billion to $50.0 billion. This update primarily reflects broad-based and continuing momentum across the portfolio.
Full-year operating expenses in 2026 are now expected to be approximately $16.5 billion, due to increased investment behind key pipeline programs and new product launches.
As a result of these guidance updates, non-GAAP EPS is increasing to an anticipated range of $6.75 - $7.00.

2026 Non-GAAP[1,2] Line-Item Guidance
	April (Prior)	July (Updated)
Total Revenues (Reported & Ex-FX)	~$46.0 - $47.5 billion	~$49.0 - $50.0 billion
Gross Margin %	~69% - 70%	No change
Operating Expenses[3]	~$16.3 billion	~$16.5 billion
Other income/(expense)	~($700 million)	No change
Effective tax rate	~18%	No change
Diluted EPS	$6.05 - $6.35	$6.75 - $7.00
1 See "Use of Non-GAAP Financial Information."
2 April was calculated based on mid-April 2026 foreign exchange rates, and July was calculated based on mid-July exchange rates.
3 Operating Expenses = SG&A and R&D.

The company continues to expect total Worldwide Eliquis revenues to increase in 2026 when compared to 2025, and is raising its projected range as shown in the table below.

2026 Eliquis Revenue Guidance
	April (Prior)	July (Updated)
2026 WW Revenue Growth*	10% - 15%	20% - 25%
* Compared to 2025 Worldwide Eliquis revenues.

The 2026 financial guidance provided excludes the impact of any potential future strategic acquisitions, divestitures, specified items that have not yet been identified and quantified, and the impact of Acquired IPRD charges and licensing income incurred after June 30, 2026. To the extent we have quantified the impact of significant R&D charges or other income resulting from upfront or contingent milestone payments in connection with asset acquisitions or licensing of third-party intellectual property rights, we may update this information from time to time on our website, www.bms.com, in the "Investors" section. Non-GAAP guidance assumes exchange rates as of the date noted. The financial guidance is subject to risks and uncertainties applicable to all forward-looking statements as described elsewhere in this press release.

A reconciliation of forward-looking non-GAAP measures, including non-GAAP EPS, to the most directly comparable GAAP measures is not provided because comparable GAAP measures for such measures are not reasonably accessible or reliable due to the inherent difficulty in forecasting and quantifying measures that would be necessary for such reconciliation. Namely, we are not, without unreasonable effort, able to reliably predict the impact of accelerated depreciation and impairment charges, legal and other settlements, gains and losses from equity investments and other adjustments. In addition, the company believes such a reconciliation would imply a degree of precision and certainty that could be confusing to investors. These items are uncertain, depend on various factors and may have a material impact on our future GAAP results. See "Cautionary Statement Regarding Forward-Looking Statements" and "Use of Non-GAAP Financial Information."

Conference Call Information
Bristol Myers Squibb will host a conference call today, Thursday, July 30, 2026, at 8:15 a.m. ET, during which company executives will review financial results with the investment community.
Investors and the general public are invited to listen to a live webcast of the call at http://investor.bms.com. Materials related to the call will be available at http://investor.bms.com prior to the start of the conference call.
A replay of the webcast will be available at http://investor.bms.com approximately three hours after the conference call concludes.

About Bristol Myers Squibb: Transforming Patients' Lives Through Science
At Bristol Myers Squibb, our mission is to discover, develop and deliver innovative medicines that help patients prevail over serious diseases. We are pursuing bold science to define what's possible for the future of medicine and the patients we serve. For more information, visit us at BMS.com and follow us on LinkedIn, X, YouTube, Facebook and Instagram.

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For more information, contact:
Media Relations: media@bms.com
Investor Relations: investor.relations@bms.com

Use of Non-GAAP Financial Information
In discussing financial results and guidance, the company refers to financial measures that are not in accordance with U.S. Generally Accepted Accounting Principles (GAAP). The non-GAAP financial measures are provided as supplemental information to the financial measures presented in this press release that are calculated and presented in accordance with GAAP and are presented because management has evaluated the company’s financial results both including and excluding the adjusted items or the effects of foreign currency translation, as applicable, and believes that the non-GAAP financial measures presented portray the results of the company's baseline performance, supplement or enhance management's, analysts' and investors' overall understanding of the company’s underlying financial performance and trends and facilitate comparisons among current, past and future periods. In addition, non-GAAP gross margin, which is revenue less cost of products sold excluding certain specified items, as a percentage of revenue, non-GAAP operating expenses, which is selling, general and administrative and research and development expenses excluding certain specified items, non-GAAP selling, general and administrative expenses, which is selling, general and administrative expenses excluding certain specified items, and non-GAAP research and development expenses, which is research and development expenses excluding certain specified items, are relevant and useful for investors because they allow investors to view performance in a manner similar to the method used by our management and make it easier for investors, analysts and peers to compare our operating performance to other companies in our industry and to compare our year-over-year results.

This earnings release and the accompanying tables also provide certain revenues and expenses, as well as non-GAAP financial measures, excluding the impact of foreign exchange ("Ex-FX"). We calculate foreign exchange impacts by converting our current-period local currency financial results using the prior period average currency rates and comparing these adjusted amounts to our current-period results. Ex-FX financial measures are not accounted for according to GAAP because they remove the effects of currency movements from GAAP results.

Non-GAAP financial measures, such as non-GAAP earnings and related EPS information, are adjusted to exclude certain costs, expenses, gains and losses and other specified items that are evaluated on an individual basis after considering their quantitative and qualitative aspects and typically have one or more of the following characteristics, such as being highly variable, difficult to project, unusual in nature, significant to the results of a particular period or not indicative of past or future operating results. These items are excluded from non-GAAP earnings and related EPS information because the company believes they neither relate to the ordinary course of the company’s business nor reflect the company’s underlying business performance. Similar charges or gains were recognized in prior periods and will likely reoccur in future periods, including amortization of acquired intangible assets, including product rights that generate a significant portion of our ongoing revenue and will recur until the intangible assets are fully amortized, unwinding of inventory purchase price adjustments, integration expenses, restructuring costs, accelerated depreciation and impairment of property, plant and equipment and intangible assets, costs of acquiring a priority review voucher, divestiture gains or losses, stock compensation resulting from acquisition-related equity awards, pension, legal and other contractual settlement charges, equity investment and contingent value rights fair value adjustments (including fair value adjustments attributed to limited partnerships and other investments), and amortization of fair value adjustments of debt acquired from Celgene in our 2019 exchange offer, among other items. Deferred and current income taxes attributed to these items are also adjusted for considering their individual impact to the overall tax expense, deductibility and jurisdictional tax rates, as well as certain other significant tax items.

Because the non-GAAP financial measures are not calculated in accordance with GAAP, they should not be considered superior to and are not intended to be considered in isolation or as a substitute for the related financial measures presented in the press release that are prepared in accordance with GAAP and may not be the same as or comparable to similarly titled measures presented by other companies due to possible differences in method and in the items being adjusted. We encourage investors to review our financial statements and publicly-filed reports in their entirety and not to rely on any single financial measure.

Reconciliations of the non-GAAP financial measures to the most comparable GAAP measures are provided in the accompanying financial tables and will also be available on the company’s website at www.bms.com. Within the accompanying financial tables presented, certain columns and rows may not add due to the use of rounded numbers. Percentages and EPS amounts presented are calculated from the underlying amounts.

A reconciliation of forward-looking non-GAAP financial measures, including non-GAAP EPS, to the most directly comparable GAAP measures is not provided because comparable GAAP measures for such measures are not reasonably accessible or reliable due to the inherent difficulty in forecasting and quantifying measures that would be necessary for such reconciliation. Namely, we are not, without unreasonable effort, able to reliably predict the impact of accelerated depreciation and impairment charges, legal and other settlements, gains and losses from equity investments and other adjustments. In addition, the company believes such a reconciliation would imply a degree of precision and certainty that could be confusing to investors. These items are uncertain, depend on various factors and may have a material impact on our future GAAP results.

Website Information
We routinely post important information for investors on our website, www.bms.com, in the “Investors” section. We may use this website as a means of disclosing material, non-public information and for complying with our disclosure obligations under Regulation FD. Accordingly, investors should monitor the Investors section of our website, in addition to following our press releases, Securities and Exchange Commission (SEC) filings, public conference calls, presentations and webcasts. We may also use social media channels to communicate with our investors and the public about our company, our products and other matters, and those communications could be deemed to be material information. The information contained on, or that may be accessed through, our website or social media channels is not incorporated by reference into, and is not a part of, this document. All trademarks mentioned are the property of their owners.

Cautionary Statement Regarding Forward-Looking Statements
This earnings release and the related attachments (as well as the oral statements made with respect to information contained in this release and the attachments) contain certain “forward-looking” statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, regarding, among other things, the company’s 2026 financial guidance, its business development and multi-year allocation strategy, anticipated developments in the company’s pipeline, expectations with respect to the company’s future market position and the projected benefits of the company’s alliances and other business development activities. These statements may be identified by the fact that they use words such as “should,” “could,” “expect,” “anticipate,” “estimate,” “target,” “may,” “project,” “guidance,” “intend,” “plan,” “believe,” “will” and other words and terms of similar meaning and expression in connection with any discussion of future operating or financial performance, although not all forward-looking statements contain such terms. All statements that are not statements of historical facts are, or may be deemed to be, forward-looking statements. No forward-looking statement can be guaranteed, and there is no assurance that the company will achieve its financial guidance and strategic objectives, that the company’s future clinical studies will support the data described in this release, that the company’s product candidates will receive necessary clinical and manufacturing regulatory approvals, that the company’s pipeline products will prove to be commercially successful, that clinical and manufacturing regulatory approvals will be sought or obtained within currently expected timeframes, or that contractual milestones will be achieved.

Forward-looking statements are based on current expectations and projections about the company’s future financial results, goals, plans and objectives and involve inherent risks, assumptions and uncertainties, including internal or external factors that could delay, divert or change any of them in the next several years, that are difficult to predict, may be beyond the company’s control and could cause the company’s future financial results, goals, plans and objectives to differ materially from those expressed in, or implied by, the statements. Such risks, uncertainties and other matters include, but are not limited to: increasing pricing pressures from market access, pharmaceutical pricing controls and discounting; market actions taken by private and government payers to manage drug utilization and contain costs; government actions relating to the imposition of new tariffs, trade restrictions and export regulations; the company’s ability to retain patent and market exclusivity for certain products; regulatory changes that result in lower prices, lower reimbursement rates and smaller populations for whom payers will reimburse; changes under the 340B Drug Pricing Program; the company’s ability to obtain and maintain regulatory approval for its product candidates; the possibility of difficulties and delays in product introduction and commercialization; increasing industry competition; potential difficulties, delays and disruptions in manufacturing, distribution or sale of products; the company’s ability to identify potential strategic acquisitions, licensing opportunities or other beneficial transactions; failure to complete, or delays in completing, collaborations, acquisitions, divestitures, alliances and other portfolio actions and the failure to achieve anticipated benefits from such transactions and actions; exposure to litigation and/or regulatory actions or investigations; the impact of any healthcare reform and legislation or regulatory action in the United States and international markets; increasing market penetration of lower-priced generic products; the failure of the company’s suppliers, vendors, outsourcing partners, alliance partners and other third parties to meet their contractual, regulatory and other obligations; the impact of counterfeit or unregistered versions of the company’s products and from stolen products; product label changes or other measures that could result in declining sales; safety or efficacy concerns regarding the company’s products or any product in the same class as the company’s products; the risk of cyber-attacks and unauthorized disclosure of trade secrets or other confidential data; the company’s ability to execute its financial, strategic and operational plans; the company’s ability to attract and retain key personnel; the impact of the company’s significant indebtedness; political and financial instability of international economies and sovereign risk; interest rate and currency exchange rate fluctuations, credit and foreign exchange risk management; risks relating to the use of social media platforms; issuance of new or revised accounting standards; risks relating to public health outbreaks, epidemics and pandemics; and risks related to the use of artificial intelligence or other emerging technologies in various facets of the company's operations, including partnerships related to the use of, or the sharing of such technologies with third parties, which may exacerbate competitive, regulatory, litigation, cybersecurity, and other risk.

Forward-looking statements in this earnings release should be evaluated together with the many risks and uncertainties that affect the company’s business and market, particularly those identified in the cautionary statement and risk factors discussion in the company’s Annual Report on Form 10-K for the year ended December 31, 2025, as updated by the company’s subsequent Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and other filings with the SEC. The forward-looking statements included in this document are made only as of the date of this document and except as otherwise required by applicable law, the company undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events, changed circumstances or otherwise.

BRISTOL-MYERS SQUIBB COMPANY
CONSOLIDATED STATEMENTS OF EARNINGS
(Unaudited, dollars and shares in millions except per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2026	2025	2026	2025

Net product sales	$12,588	$11,909	$23,756	$22,794
Alliance and other revenues	385	360	706	676
Total Revenues	12,973	12,269	24,462	23,470

Cost of products sold(a)	3,726	3,372	7,146	6,404
Selling, general and administrative	1,826	1,713	3,443	3,297
Research and development	2,959	2,580	5,608	4,837
Acquired IPRD	—	1,508	94	1,695
Amortization of acquired intangible assets	437	830	874	1,660
Other (income)/expense, net	(61)	494	(28)	833
Total Expenses	8,887	10,496	17,137	18,726

Earnings/(Loss) Before Income Taxes	4,086	1,773	7,326	4,744
Income tax provision	770	460	1,331	969
Net Earnings/(Loss)	3,316	1,313	5,994	3,775
Noncontrolling Interest	(1)	2	—	9
Net Earnings/(Loss) Attributable to BMS	$3,317	$1,310	$5,994	$3,766

Weighted-Average Common Shares Outstanding:
Basic	2,042	2,035	2,040	2,033
Diluted	2,048	2,038	2,048	2,039

Earnings/(Loss) per Common Share:
Basic	$1.62	$0.64	$2.94	$1.85
Diluted	1.62	0.64	2.93	1.85

Other (income)/expense, net
Interest expense	$407	$485	$818	$979
Royalty income - divestitures	—	(286)	—	(558)
Royalty and licensing income	(186)	(162)	(381)	(421)
Investment income	(101)	(139)	(205)	(277)
Provision for restructuring	56	223	61	356
Litigation and other settlements	5	1	8	259
Contingent consideration	—	336	—	336
Equity investment (gains)/losses	(114)	22	(248)	100
Integration expenses	17	32	36	74
Divestiture (gains)/losses	(138)	1	(162)	(7)
Other	(6)	(19)	45	(6)
Other (income)/expense, net	$(61)	$494	$(28)	$833
(a)     Excludes amortization of acquired intangible assets.

BRISTOL-MYERS SQUIBB COMPANY
PRODUCT REVENUES
FOR THE THREE MONTHS ENDED JUNE 30, 2026 AND 2025
(Unaudited, dollars in millions)

							Change vs. 2025
	2026			2025			GAAP			Excl. F/X**
	U.S.	Int'l	WW(d)	U.S.	Int'l	WW(d)	U.S.	Int'l	WW(d)	U.S.	Int'l	WW(d)
Growth Portfolio
Opdivo	$1,417	$1,068	$2,485	$1,506	$1,053	$2,560	(6)%	1%	(3)%	(6)%	(1)%	(4)%
Opdivo Qvantig	206	55	261	28	1	30	>200%	>200%	>200%	>200%	>200%	>200%
Orencia	801	233	1,034	711	252	963	13%	(8)%	7%	13%	(8)%	7%
Yervoy	481	288	769	451	277	728	7%	4%	6%	7%	2%	5%
Reblozyl	593	142	735	453	114	568	31%	24%	29%	31%	24%	29%
Breyanzi	354	131	484	255	88	344	39%	48%	41%	39%	47%	41%
Opdualag	294	55	349	252	32	284	17%	72%	23%	17%	65%	22%
Camzyos	310	105	416	214	46	260	45%	129%	60%	45%	124%	59%
Zeposia	116	53	169	105	46	150	11%	17%	12%	11%	14%	12%
Sotyktu	51	36	87	43	27	70	19%	30%	23%	19%	27%	23%
Krazati	47	8	55	47	2	48	1%	>200%	14%	1%	>200%	14%
Cobenfy	60	3	63	35	—	35	73%	>200%	81%	73%	>200%	81%
Other Growth Products(a)	244	409	653	248	309	557	(1)%	32%	17%	(1)%	32%	17%
Total Growth Portfolio	4,974	2,585	7,560	4,348	2,248	6,596	14%	15%	15%	14%	13%	14%
Legacy Portfolio
Eliquis	3,357	1,124	4,481	2,654	1,027	3,680	27%	9%	22%	27%	7%	21%
Revlimid	352	72	425	732	106	838	(52)%	(32)%	(49)%	(52)%	(30)%	(49)%
Pomalyst/Imnovid	131	73	204	584	124	708	(78)%	(41)%	(71)%	(78)%	(38)%	(71)%
Sprycel	52	35	88	68	52	120	(23)%	(32)%	(27)%	(23)%	(30)%	(26)%
Abraxane	12	43	55	33	72	105	(62)%	(40)%	(47)%	(62)%	(40)%	(47)%
Other Legacy Products(b)	112	58	170	100	123	223	12%	(53)%	(24)%	12%	(53)%	(24)%
Total Legacy Portfolio	4,017	1,405	5,422	4,171	1,503	5,673	(4)%	(7)%	(4)%	(4)%	(7)%	(5)%
Other Revenues(c)	—	(9)	(9)	—	—	—	N/A	N/A	N/A	N/A	N/A	N/A
Total Revenues	$8,991	$3,982	$12,973	$8,519	$3,750	$12,269	6%	6%	6%	6%	5%	5%
**    See "Use of Non-GAAP Financial Information".
(a)    Includes Abecma, Augtyro, Onureg, Inrebic, Nulojix, Empliciti and royalty revenues, including royalties received from Merck on Winrevair.
(b)    Includes other mature brands.
(c)    Includes revenue hedging activities in 2026.
(d)    Worldwide (WW) includes U.S. and International (Int'l).

BRISTOL-MYERS SQUIBB COMPANY
PRODUCT REVENUES
FOR THE SIX MONTHS ENDED JUNE 30, 2026 AND 2025
(Unaudited, dollars in millions)

							Change vs. 2025
	2026			2025			GAAP			Excl. F/X**
	U.S.	Int'l	WW(d)	U.S.	Int'l	WW(d)	U.S.	Int'l	WW(d)	U.S.	Int'l	WW(d)
Growth Portfolio
Opdivo	$2,575	$2,056	$4,631	$2,838	$1,986	$4,824	(9)%	4%	(4)%	(9)%	(1)%	(6)%
Opdivo Qvantig	337	86	424	37	1	38	>200%	>200%	>200%	>200%	>200%	>200%
Orencia	1,391	461	1,852	1,266	467	1,733	10%	(1)%	7%	10%	(4)%	6%
Yervoy	848	572	1,420	845	507	1,351	—%	13%	5%	—%	8%	3%
Reblozyl	1,032	258	1,291	843	203	1,046	22%	27%	23%	22%	23%	23%
Breyanzi	645	250	896	459	148	607	41%	69%	48%	41%	64%	46%
Opdualag	540	103	644	480	56	537	13%	83%	20%	13%	72%	19%
Camzyos	539	190	729	340	79	419	59%	140%	74%	59%	129%	72%
Zeposia	185	102	287	166	92	257	12%	12%	12%	12%	6%	10%
Sotyktu	87	69	156	75	51	126	15%	36%	24%	15%	30%	21%
Krazati	93	11	105	91	5	96	3%	119%	9%	3%	109%	8%
Cobenfy	116	3	119	62	—	62	88%	>200%	92%	88%	>200%	92%
Other Growth Products(a)	456	778	1,234	481	583	1,063	(5)%	33%	16%	(5)%	32%	15%
Total Growth Portfolio	8,846	4,940	13,787	7,982	4,178	12,159	11%	18%	13%	11%	14%	12%
Legacy Portfolio
Eliquis	6,434	2,183	8,617	5,299	1,946	7,245	21%	12%	19%	21%	6%	17%
Revlimid	630	143	773	1,541	233	1,774	(59)%	(39)%	(56)%	(59)%	(38)%	(56)%
Pomalyst/Imnovid	569	147	717	1,121	245	1,366	(49)%	(40)%	(48)%	(49)%	(39)%	(47)%
Sprycel	88	72	160	194	101	295	(54)%	(29)%	(46)%	(54)%	(28)%	(45)%
Abraxane	24	81	105	73	137	210	(67)%	(41)%	(50)%	(67)%	(41)%	(50)%
Other Legacy Products(b)	186	140	326	182	239	421	2%	(41)%	(23)%	2%	(43)%	(23)%
Total Legacy Portfolio	7,933	2,766	10,699	8,411	2,900	11,311	(6)%	(5)%	(5)%	(6)%	(9)%	(6)%
Other Revenues(c)	—	(23)	(23)	—	—	—	N/A	N/A	N/A	N/A	N/A	N/A
Total Revenues	$16,779	$7,683	$24,462	$16,392	$7,078	$23,470	2%	9%	4%	2%	5%	3%
**    See "Use of Non-GAAP Financial Information".
(a)    Includes Abecma, Augtyro, Onureg, Inrebic, Nulojix, Empliciti and royalty revenues, including royalties received from Merck on Winrevair.
(b)    Includes other mature brands.
(c)    Includes revenue hedging activities in 2026.
(d)    Worldwide (WW) includes U.S. and International (Int'l).

BRISTOL-MYERS SQUIBB COMPANY
INTERNATIONAL REVENUES
FOREIGN EXCHANGE IMPACT (%)
(Unaudited)

	Three Months Ended June 30, 2026			Six Months Ended June 30, 2026
	Revenue Change %	F/X % Favorable/ (Unfavorable) **	Revenue Change % Ex- F/X **	Revenue Change %	F/X % Favorable/ (Unfavorable) **	Revenue Change % Ex- F/X **
Growth Portfolio
Opdivo	1%	2%	(1)%	4%	4%	(1)%
Opdivo Qvantig	>200%	NM	>200%	>200%	NM	>200%
Orencia	(8)%	1%	(8)%	(1)%	3%	(4)%
Yervoy	4%	2%	2%	13%	4%	8%
Reblozyl	24%	1%	24%	27%	4%	23%
Breyanzi	48%	—%	47%	69%	6%	64%
Opdualag	72%	6%	65%	83%	11%	72%
Camzyos	129%	5%	124%	140%	10%	129%
Zeposia	17%	2%	14%	12%	6%	6%
Sotyktu	30%	2%	27%	36%	5%	30%
Krazati	>200%	NM	>200%	119%	10%	109%
Cobenfy	>200%	NM	>200%	>200%	NM	>200%
Other Growth Products(a)	32%	—%	32%	33%	2%	32%
Total Growth Portfolio	15%	2%	13%	18%	4%	14%
Legacy Portfolio
Eliquis	9%	2%	7%	12%	6%	6%
Revlimid	(32)%	(2)%	(30)%	(39)%	—%	(38)%
Pomalyst/Imnovid	(41)%	(3)%	(38)%	(40)%	(1)%	(39)%
Sprycel	(32)%	(2)%	(30)%	(29)%	(1)%	(28)%
Abraxane	(40)%	—%	(40)%	(41)%	1%	(41)%
Other Legacy Products(b)	(53)%	—%	(53)%	(41)%	1%	(43)%
Total Legacy Portfolio	(7)%	1%	(7)%	(5)%	4%	(9)%
Other Revenues(c)	N/A	N/A	N/A	N/A	N/A	N/A
Total Revenues	6%	1%	5%	9%	4%	5%
NM    Not meaningful
**    See "Use of Non-GAAP Financial Information".
(a)    Includes Abecma, Augtyro, Onureg, Inrebic, Nulojix, Empliciti and royalty revenues, including royalties received from Merck on Winrevair.
(b)    Includes other mature brands.
(c)    Includes revenue hedging activities in 2026.

BRISTOL-MYERS SQUIBB COMPANY
WORLDWIDE REVENUES(a)
FOREIGN EXCHANGE IMPACT (%)
(Unaudited)

	Three Months Ended June 30, 2026			Six Months Ended June 30, 2026
	Revenue Change %	F/X % Favorable/ (Unfavorable) **	Revenue Change % Ex- F/X **	Revenue Change %	F/X % Favorable/ (Unfavorable) **	Revenue Change % Ex- F/X **
Growth Portfolio
Opdivo	(3)%	1%	(4)%	(4)%	2%	(6)%
Opdivo Qvantig	>200%	NM	>200%	>200%	NM	>200%
Orencia	7%	—%	7%	7%	1%	6%
Yervoy	6%	1%	5%	5%	2%	3%
Reblozyl	29%	—%	29%	23%	1%	23%
Breyanzi	41%	—%	41%	48%	1%	46%
Opdualag	23%	1%	22%	20%	1%	19%
Camzyos	60%	1%	59%	74%	2%	72%
Zeposia	12%	1%	12%	12%	2%	10%
Sotyktu	23%	1%	23%	24%	2%	21%
Krazati	14%	—%	14%	9%	1%	8%
Cobenfy	81%	—%	81%	92%	—%	92%
Other Growth Products(b)	17%	—%	17%	16%	1%	15%
Total Growth Portfolio	15%	1%	14%	13%	1%	12%
Legacy Portfolio
Eliquis	22%	1%	21%	19%	2%	17%
Revlimid	(49)%	—%	(49)%	(56)%	—%	(56)%
Pomalyst/Imnovid	(71)%	(1)%	(71)%	(48)%	—%	(47)%
Sprycel	(27)%	(1)%	(26)%	(46)%	—%	(45)%
Abraxane	(47)%	—%	(47)%	(50)%	—%	(50)%
Other Legacy Products(c)	(24)%	—%	(24)%	(23)%	1%	(23)%
Total Legacy Portfolio	(4)%	—%	(5)%	(5)%	1%	(6)%
Other Revenues(d)	N/A	N/A	N/A	N/A	N/A	N/A
Total Revenues	6%	—%	5%	4%	1%	3%
NM    Not meaningful
**    See "Use of Non-GAAP Financial Information".
(a)    Worldwide (WW) includes U.S. and International (Int'l).
(b)    Includes Abecma, Augtyro, Onureg, Inrebic, Nulojix, Empliciti and royalty revenues, including royalties received from Merck on Winrevair.
(c)    Includes other mature brands.
(d)    Includes revenue hedging activities in 2026.

BRISTOL-MYERS SQUIBB COMPANY
SPECIFIED ITEMS
(Unaudited, dollars in millions)

	Three Months Ended June 30,		Six Months Ended June 30,
	2026	2025	2026	2025
Inventory purchase price accounting adjustments	$13	$13	$25	$25
Site exit and other costs	2	3	2	5
Cost of products sold	15	16	28	30

Acquisition related charges	—	19	—	19
Site exit and other costs	—	3	—	5
Selling, general and administrative	—	22	—	23

IPRD impairments	420	300	830	300
Priority review voucher	220	—	220	—
Site exit and other costs	3	18	5	39
Research and development	643	318	1,055	339

Amortization of acquired intangible assets	437	830	874	1,660

Interest expense	(9)	(12)	(18)	(24)
Provision for restructuring	56	223	61	356
Litigation and other settlements	—	—	—	246
Contingent consideration	—	336	—	336
Equity investment (gains)/losses	(114)	21	(248)	98
Integration expenses	17	32	36	74
Divestiture (gains)/losses	(136)	1	(160)	(7)
Other	—	—	3	13
Other (income)/expense, net	(187)	602	(327)	1,091

Increase to earnings/(loss) before income taxes	908	1,788	1,630	3,143

Income taxes on items above	(53)	(114)	(215)	(257)

Increase to net earnings/(loss) attributable to BMS	$855	$1,674	$1,415	$2,887

BRISTOL-MYERS SQUIBB COMPANY
RECONCILIATION OF CERTAIN GAAP LINE ITEMS TO CERTAIN NON-GAAP LINE ITEMS
(Unaudited, dollars and shares in millions except per share data)

	Three Months Ended June 30, 2026			Six Months Ended June 30, 2026
	GAAP	Specified Items(a)	Non-GAAP	GAAP	Specified Items(a)	Non-GAAP
Cost of products sold	$3,726	$(15)	$3,711	$7,146	$(28)	$7,119
Selling, general and administrative	1,826	—	1,826	3,443	—	3,442
Research and development	2,959	(643)	2,316	5,608	(1,055)	4,554
Amortization of acquired intangible assets	437	(437)	—	874	(874)	—
Other (income)/expense, net	(61)	187	126	(28)	327	299
Earnings/(Loss) before income taxes	4,086	908	4,994	7,326	1,630	8,955
Income tax provision	770	53	823	1,331	215	1,546
Net earnings/(loss) attributable to BMS used for diluted EPS calculation	$3,317	$855	$4,172	$5,994	$1,415	$7,409

Weighted-average common shares outstanding—diluted	2,048	2,048	2,048	2,048	2,048	2,048
Diluted earnings/(loss) per share	$1.62	$0.42	$2.04	$2.93	$0.69	$3.62

Gross margin(b)	71.3%	0.1%	71.4%	70.8%	0.1%	70.9%
Effective tax rate	18.8%	(2.4)%	16.5%	18.2%	(0.9)%	17.3%

	Three Months Ended June 30, 2025			Six Months Ended June 30, 2025
	GAAP	Specified Items(a)	Non-GAAP	GAAP	Specified Items(a)	Non-GAAP
Cost of products sold	$3,372	$(16)	$3,356	$6,404	$(30)	$6,374
Selling, general and administrative	1,713	(22)	1,691	3,297	(23)	3,274
Research and development	2,580	(318)	2,263	4,837	(339)	4,498
Amortization of acquired intangible assets	830	(830)	—	1,660	(1,660)	—
Other (income)/expense, net	494	(602)	(108)	833	(1,091)	(258)
Earnings/(Loss) before income taxes	1,773	1,788	3,561	4,744	3,143	7,887
Income tax provision	460	114	573	969	257	1,226
Net earnings/(loss) attributable to BMS used for diluted EPS calculation	$1,310	$1,674	$2,985	$3,766	$2,887	$6,653

Weighted-average common shares outstanding—diluted	2,038	2,038	2,038	2,039	2,039	2,039
Diluted earnings/(loss) per share	$0.64	$0.82	$1.46	$1.85	$1.42	$3.26

Gross margin(b)	72.5%	0.1%	72.6%	72.7%	0.1%	72.8%
Effective tax rate	25.9%	(9.8)%	16.1%	20.4%	(4.9)%	15.5%
(a) Refer to the Specified Items schedule above for further details. Effective tax rate on the Specified Items represents the difference between the GAAP and Non-GAAP effective tax rate.
(b)    Gross margin represents Revenue less Cost of products sold, as a percentage of Revenues.

BRISTOL-MYERS SQUIBB COMPANY
NET DEBT CALCULATION
AS OF JUNE 30, 2026 AND DECEMBER 31, 2025
(Unaudited, dollars in millions)

	June 30, 2026	December 31, 2025

Cash and cash equivalents	$8,722	$10,209
Marketable debt securities - current	2,345	464
Marketable debt securities - non-current	397	396
Cash, cash equivalents and marketable debt securities	$11,464	$11,069
Short-term debt obligations	(1,027)	(2,261)
Long-term debt	(42,093)	(42,850)
Net debt position	$(31,656)	$(34,043)